Exhibit 99.1

Miller Energy Resources Elects David Voyticky to Board of Directors

HUNTSVILLE, TN – May 17, 2010. Miller Petroleum, Inc. dba Miller Energy Resources (“Miller”), (NASDAQ: MILL) announced today that its shareholders have elected David J. Voyticky to its Board of Directors. Mr. Voyticky will serve as the chairman of the Compensation Committee, a member of the Audit Committee, and as a member of the Nominating Committee of the Board of Directors.

Mr. Voyticky, 40, has over 15 years of domestic and international M&A, restructuring and financing experience. He served as a vice president with Goldman, Sachs & Co. from June 2000 to May 2002, and Houlihan Lokey Howard & Zukin Capital, Inc. in Los Angeles from July 2002 to January 2005, and as an associate with J.P. Morgan in London and New York from June 1996 to May 2000. During that period, he advised public and private domestic and multinational corporations and financial sponsors on mergers, acquisitions, divestitures, joint ventures, cross-border transactions, anti-raid (defense) preparation and capital-raising activities. Mr. Voyticky designed and was a founding partner of Red Mountain Capital Partners. Mr. Voyticky also was a partner in the $300 million re-launch of Chapman Capital L.L.C., an activist hedge fund focused on the publicly traded middle market companies. Mr. Voyticky is currently serving as an independent consultant to companies in the middle market on value maximization strategies. As part of this focus, Mr. Voyticky provides strategic and capital markets advice to high growth businesses. He currently is a member of the board of directors for Best Energy Services (BEYS.OB).

Mr. Voyticky received a J.D. and a M.B.A degree from the University of Michigan and a Masters in International Policy and Economics from the Ford School at the University of Michigan. He also received a Bachelor of Arts in Philosophy from Pomona College.

“I am pleased at the addition of David Voyticky to the team at Miller and look forward to working closely with him.  We are in a high growth phase at Miller and David adds key capabilities to assist us in our expansion.  With the addition of David to our board, I am confident that we can continue to execute our ambitious business plan moving forward as we continue to add value for our shareholders,” said Scott M. Boruff, Miller CEO.

About Miller

Miller Energy Resources is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin. Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Knoxville and New York City. The company is quoted on NASDAQ under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources’ reports on file with United States Securities and Exchange Commission.  Miller Energy Resources’ actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

CONTACT:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources

3651 Baker Highway

P.O. Box 130

Huntsville, Tennessee 37756

Phone: 423-663-9457

Fax: 423-663-9461

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com